Exhibit 99.1

FOR IMMEDIATE RELEASE

SPCC REPORTS FIRST QUARTER 2005 ECONOMIC RESULTS

LIMA, PERU, April 21, 2005 - Southern Peru Copper Corporation (SPCC) (NYSE and LSE PCU) today reported net earnings of $187.6 million, or diluted earnings per share of $2.34, for the first quarter of 2005 compared with net earnings of $86.8 million, or diluted earnings per share of $1.09, for the first quarter of 2004, an increase of 116.1% over the 2004 period.

Sales of products were $486.2 million in the first quarter of 2005, compared with $274.1 million in the first quarter of 2004, an increase of 77.4% over the 2004 period.

The average price for copper on the London Metal Exchange in the first quarter of 2005 was $1.48 per pound, compared with $1.24 per pound in the 2004 first quarter.  The average price for copper on the New York Commodity Exchange (COMEX) in the first quarter of 2005 was $1.47 per pound, compared with $1.23 per pound in the first quarter of 2004.  The average price for molybdenum, one of SPCC’s principal by-products, was $31.31 per pound in the first quarter of 2005, compared to $ 8.27 per pound in the first quarter of 2004. The price of silver, on the COMEX was higher at $6.99 per ounce in the first quarter of 2005, compared to $6.71 per ounce during the first quarter of 2004.

Mine copper production decreased 14.6% to 178.5 million pounds in the first quarter of 2005 compared with the first quarter of last year.  This decrease of 30.5 million pounds included 7.4 million pounds from the Toquepala mine, 20.0 million pounds from the Cuajone mine and 3.1 million pounds in solvent extraction/electrowinning (SX/EW) production.  The decrease in Toquepala production was a result of a lower volume of material milled and lower ore grade and the decrease in Cuajone production was a result of lower ore grade in the 2005 period.  The main reason for the 3.1 million pound decrease in SX/EW production was lower grade of PLS (pregnant leaching solution).  All the above noted production quantities are in line with amounts forecasted in our 2005 budget.

Commenting on the Company’s economic results, for the first quarter of 2005, Mr. German Larrea, Chairman of SPCC said, “The improvement in Company earnings for the first quarter of 2005 is principally due to increase in sales volume of copper and molybdenum and significant increase in sales price for copper and molybdenum.  SPCC’s sale of copper was reduced in the first quarter of 2004 due to the build-up of inventory needed to establish the copper rod program.”

Reporting on the Company’s modernization program, Mr. Oscar Gonzalez Rocha, President and CEO of SPCC, said “The Ilo smelter modernization project is moving ahead on schedule with detailed engineering and preliminary construction work in process in order to finish by the end of 2006.  Additionally the Company’s leaching dump, crushing and conveying project at the Toquepala mine is also progressing on schedule.  The leaching dumps project investment through March 2005 is $56.1 million.  This project is scheduled for completion in mid-2005 with projected annual operating cost saving of $25 million.”

On April 1, 2005, SPCC completed its acquisition of Minera Mexico, S.A. de C.V. (MM) pursuant to the Agreement and Plan of Merger (Agreement), dated as of October 21, 2004.  SPCC acquired a 99.1463% interest in MM in exchange for the issuance of 67,207,640 shares of common stock.  Grupo Mexico’s interest in SPCC, through subsidiaries, increased from 54.2% to 75.1%.  In addition, in compliance with the Agreement, SPCC paid in the first quarter of 2005 a $100 million transaction dividend and MM reduced its outstanding net debt to less than $1.0 billion.  The first quarter 2005 financial statements included in this report reflect the results of SPCC at March 31, 2005, prior to the acquisition of MM on April 1, 2005.  Summary pro-forma information of the combined company is as follows:

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	First Quarter 2005
	SPCC alone	SPCC & MM
	(dollars in millions)

Sales	$486.2	$945.0
Net earnings	$187.6	$324.2
Total assets	$2,696.6	$5,373.9
Production:
Copper (000s lbs.)	178,500	356,595
Molybdenum (000s lbs.)	6,550	8,864
Silver (000s ozs.)	1,038	2,770
Zinc (000s lbs.)	—	76,494

On April 4, 2005, SPCC entered into a Registration Rights Agreement with its Class A shareholders, which contemplates that SPCC will file as promptly as practicable a shelf registration statement on Form S-3 with the Securities and Exchange Commission, as per the disclosure made on April 8, 2005.

The 2005 shareholders meeting called for April 28, 2005 has been postponed to May 16, 2005 in order to ensure a major participation of shareholders.

Southern Peru, together with Grupo Mexico, will hold a conference call with the financial community on Friday, April 22, at 10:00 AM Mexico City time (11:00 AM New York) to discuss 1st Quarter 2005 results.  The call will be hosted by J. Eduardo Gonzalez, Vice President & Chief Financial Officer of the company.  The conference call can be accessed at: 866-332-8507 in the US and 816-650-2807 outside the US.

Southern Peru Copper Corporation is one of Peru’s largest companies and one of the ten largest copper producers worldwide.  The ownership of SPCC’s shares, either directly or through subsidiaries as of April 1st, 2005, is as follows: Grupo Mexico (75.1%), Cerro Trading Company (7.7%), Phelps Dodge (7.6%) and other shareholders (9.6%).

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Forward-Looking Statements:

This press release may contain statements regarding SPCC’s assumptions, projections, expectations, intentions or beliefs about future events.  These statements are intended as “Forward-Looking Statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  All statements with respect to SPCC or Minera Mexico, their corporate plans, future financial condition, future results of operations, future business plans, strategies, objectives and beliefs and all other statements that are not historical facts are forward looking.  Statements containing the words: “expects”, “anticipates”, “intends”, “plans”, “may”, “will”, “believes”, “seeks”, “estimates”, or other similar words are also forward looking.  These statements are based on management’s assumptions and beliefs in light of the information available to it.  These assumptions involve risks and uncertainties which may cause the actual results, performance or achievements expressed or implied by such forward looking statements.  Forward-looking statements are not guarantees of future performance and actual results may differ materially from estimates in the forward-looking statements.  No obligation to revise these forward-looking statements to reflect events or circumstances after the date of this release is undertaken.

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Southern Peru Copper Corporation
and Subsidiaries

SUMMARY OF EARNINGS

(Unaudited)

	Three Months Ended March 31,
	2005	2004	Variance
	(in millions, except for per share data)

Sales	$486.2	$274.1	77.4%

Earnings before taxes on income and minority interest	281.3	134.8	108.7

Taxes on income	92.3	47.2	95.6

Minority interest of investment shares	1.4	0.8	80.4

Net earnings	$187.6	$86.8	116.1%

Weighted average common shares outstanding (Basic)	80.0	80.0
Weighted average common shares outstanding (Diluted)	80.0	80.0

Per common share amounts:
Net earnings - basic and diluted	$2.34	$1.09
Dividends paid	$1.25	$0.27

Southern Peru Copper Corporation
and Subsidiaries

Average Metal Prices

	Three Months Ended March 31,
	2005	2004	Variance

Copper (per pound - LME)	$1.48	$1.24	19.4%

Copper (per pound - COMEX)	$1.47	$1.23	19.5%

Silver (per ounce - COMEX)	$6.99	$6.71	4.2%

Molybdenum (per pound - Metals Week Mean)	$31.31	$8.27	278.6%

Metal Production and Sales

	Three Months Ended March 31,
	2005	2004	Variance

Copper (000s pounds)
Mined	178,500	209,000	(14.6)%
Refined	175,700	178,400	(1.5)%
Sales	176,600	155,300	13.7%

Silver (000s ounces)
Mined	1,038	1,099	(5.6)%
Refined	916	896	2.2%
Sales	944	940	0.4%

Molybdenum (000s pounds)
Mined	6,550	4,852	35.0%
Sales	6,554	4,862	34.8%

Southern Peru Copper Corporation
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended March 31,
	2005	2004	Variance
	(in thousands, except for per share data)

Net sales	$486,224	$274,066	77%

Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization and depletion, shown separately below)	172,740	108,796	59
Selling, general and administrative expenses	8,508	7,080	20
Depreciation, amortization and depletion	18,583	18,994	(2)
Exploration	3,012	2,175	38
Total operating costs and expenses	202,843	137,045	48

Operating income	283,381	137,021	107

Interest income	4,050	1,079	275
Interest expense	(6,142)	(4,491)	37
Capitalized interest	2,269	1,337	70
Other income (expense)	(2,247)	(178)	1,162

Earnings before taxes on income and minority interest	281,311	134,768	109

Taxes on income	92,272	47,168	96

Minority interest of investment shares	1,425	790	80

Net earnings	$187,614	$86,810	116%

Per common share amounts:
Net earnings - basic and diluted	$2.34	$1.09%	114.1%

Dividends paid	$1.25	$0.27	363.0

Weighted average common shares outstanding (basic)	80,018	80,014
Weighted average common shares outstanding (diluted)	80,018	80,023

Southern Peru Copper Corporation
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2005	2004
	(in thousands)

OPERATING ACTIVITIES:
Net earnings	$187,614	$86,810
Depreciation, amortization and depletion	18,583	18,994
Capitalized mine stripping	(10,782)	(6,583)
Minority interest of investment shares	1,425	790
Cash provided from (used for) operating assets and liabilities	82,247	(61,589)
Other, net	(9,871)	2,209
Net cash provided from operating activities	269,216	40,631

INVESTING ACTIVITIES:
Capital expenditures	(50,424)	(33,628)
Proceeds from (purchase of) held-to-maturity investment	45,267	—
Other, net	—	—
Net cash used for investing activities	(5,157)	(33,628)

FINANCING ACTIVITIES:
Debt incurred (repaid)	957	—
Escrow (deposits) withdrawals on long-term loans	—	(5,000)
Dividends paid	(100,000)	(21,605)
Distributions to minority interests	(780)	(168)
Treasury stock and investment share purchases, net	—	(5)
Net cash provided from (used for) financing activities	(99,823)	(26,778)

Effect of exchange rate changes on cash	11,972	337
Net increase in cash and cash equivalents	$176,208	$(19,438)

Southern Peru Copper Corporation
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	March 31, 2005	December 31, 2004
	(in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$722,237	$546,029
Marketable securities	—	45,267
Accounts receivable, net	226,314	308,031
Inventories	108,962	96,940
Other current assets	14,062	17,286
Total current assets	1,071,575	1,013,553

Net property	1,249,374	1,217,479
Capitalized mine stripping, net	253,710	244,013
Intangible assets	105,743	106,454
Other assets	16,213	15,631
Total Assets	$2,696,615	$2,597,130

LIABILITIES
Current liabilities:
Current portion of long-term debt	$40,000	$32,314
Accounts payable	109,860	100,708
Accrued liabilities	348,464	328,425
Total current liabilities	498,324	461,447

Long-term debt	250,000	256,729
Deferred income taxes	106,406	116,277
Other liabilities and reserves	20,638	24,851
Asset retirement obligation	5,736	5,643
Total non-current liabilities	382,780	403,500

MINORITY INTEREST	11,929	11,284

STOCKHOLDERS’ EQUITY
Common stock (a)	261,958	261,958
Accumulated other comprehensive loss	(4,931)	—
Retained earnings	1,546,555	1,458,941
Total stockholders’ equity	1,803,582	1,720,899
Total Liabilities, Minority Interest and Stockholders’ Equity	$2,696,615	$2,597,130

(a) Common Shares: Authorized	34,099	34,099
Outstanding	14,117	14,117

Class A Common Shares: Authorized and Outstanding	65,901	65,901

Southern Peru Copper Corporation
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

(unaudited)

	Three Months Ended March 31,
	2005	2004
	(in thousands)

CAPITAL STOCK:
Common Stock, balance at beginning and end of period	$143	$143

Class A Common Stock, balance at beginning and end of period	$659	$659

ADDITIONAL PAID-IN CAPITAL, balance at beginning and end of period	$265,745	$265,745

TREASURY STOCK:
Balance at beginning of period	$(4,589)	$(4,672)
Used for corporate purposes	—	14
Balance at end of period	$(4,589)	$(4,658)

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS):
Balance at beginning of period	$—	$—
Net loss on derivative instruments	—	—
Balance at end of period	(4,931)	—
	$(4,931)	$—

RETAINED EARNINGS:
Balance at beginning of period	$1,458,941	$1,053,528
Net earnings	187,614	86,810
Dividends paid	(100,000)	(21,605)
Stock awards	—	—
	$1,546,555	$1,118,733

TOTAL STOCKHOLDER’S EQUITY	$1,803,582	$1,380,622